Exhibit 99.2

2007 EXECUTIVE LONG-TERM INCENTIVE PLAN

A.            Executives

The following executive long-term incentive plan (“LTIP”) shall apply for the following officers of TNS, Inc. (the Corporation) and its subsidiaries (the “Executives”):

1. Henry H. Graham, Jr.	Chief Executive Officer
2. Raymond Low	President
3. Michael Q. Keegan	Chief Operating Officer
4. Dennis L. Randolph, Jr.	Executive Vice President, Chief Financial Officer and Treasurer
4. Alan R. Schwartz	Executive Vice President and General Manager, Financial Services Division
5. Charles Leppert	Executive Vice President and General Manager, Telecommunication Services Division
6. Mark G. Cole	Executive Vice President, Network Operations
7. James T. McLaughlin	Executive Vice President, General Counsel and Secretary
8. Steven Smith	Executive Vice President and General Manager, International Services Division

B.            Grants

In respect of the Corporation’s 2007 fiscal year, each of the Executives shall receive a grant, subject to the provisions and limitations contained in the Corporation’s 2004 Long-Term Incentive Plan (the “Plan”) and the terms contained herein, of:

(1)                                                        restricted stock (the “2007 RSU Award”) equal to 40% of the Executive’s LTIP Annual Target (as such term is defined in the Executive’s management agreement); and

(2)                                                        options (the “2007 Option Award”) to purchase shares of the Corporation’s common stock having an aggregate value equal to 60% of the Executive’s LTIP Target.

The aggregate target number of shares of restricted stock subject to the 2007 RSU Award (“Target 2007 RSUs”) shall be determined by dividing (x) 40% of the Executive’s LTIP Annual Target by (y) the closing price of the Corporation’s common shares on the New York Stock Exchange on May 3, 2007 (the “Grant Date”).

The aggregate target number of shares subject to the 2007 Option Award (“Target 2007 Options”) shall be determined using the Black-Scholes method.  The exercise price for the Target 2007 Options shall be the closing price of the Corporation’s common shares on the New York Stock Exchange on the Grant Date.

To the extent that the limitation contained in Section 3.7(c)(1) of the Plan becomes applicable to an Executive when determining the Executive’s 2007 Option Award, the Target 2007 RSUs for the Executive shall be increased, subject to Section 3.7(c)(2) of the Plan, to include additional shares of restricted stock having an aggregate value equal to the aggregate value of the options the Executive cannot receive as a result of the application of the limitation contained in Section 3.7(c)(1).

C.            Award Determination

The amount of shares of restricted stock subject to each of the 2007 RSU Award and the 2007 Option Award shall be adjusted up or down based upon the attainment of gross revenue and adjusted earningstargets, as set forth below, by the Corporation during fiscal year 2007 (“Target 2007 Gross Revenue” and “Target 2007 Adjusted Earnings,” respectively), with the amount calibrated based on over- or under-achievement of these targets to between 0% and 200% of Target 2007 RSUs and Target 2007 Options.

1.                                      2007 Gross Revenue and Adjusted Earnings Targets

For each Executive, the Target 2007 Gross Revenue and Target 2007 Adjusted Earnings shall be set by the Board of Directors in accordance with the Corporation’s 2007 fiscal year budget approved by the Board of Directors.  Attainment of these targets shall be determined based on the consolidated 2007 operating results of TNS, Inc. and its subsidiaries.

The Target 2007 Gross Revenue and Target 2007 Adjusted Earnings shall be adjusted by the Compensation Committee of the Board of Directors to reflect acquisitions and dispositions of businesses and assets by the Corporation to the extent not reflected in the 2007 fiscal year budget for the Corporation approved by the Board of Directors.

2.             Determination of RSU and Option Awards

For each Executive, the amount of shares of restricted stock subject to the Executive’s 2007 RSU Award shall equal:

(i)                                     50% of the respective Target 2007 RSUs multiplied by the appropriate percentage set forth in the table contained in Section C(3) below that represents the percentage of the Target 2007 Gross Revenue attained during the Corporation’s 2007 fiscal year, plus

(ii)                                  50% of the respective Target 2007 RSUs multiplied by the appropriate percentage set forth in the table contained in Section C(3) below that represents the percentage of the Target 2007 Adjusted Earnings attained during the Corporation’s 2007 fiscal year.

For each Executive, the amount of option shares subject to the Executive’s 2007 Option Award shall equal:

(x)                                   50% of the respective Target 2007 Options multiplied by the appropriate percentage set forth in the table contained in Section C(3) below that represents the percentage of the Target 2007 Gross Revenue attained during the Corporation’s 2007 fiscal year, plus

(y)                                 50% of the respective Target 2007 Options multiplied by the appropriate percentage set forth in the table contained in Section C(3) below that represents the percentage of the Target 2007 Adjusted Earnings attained during the Corporation’s 2007 fiscal year.

3.             Vesting Percentage

Percentage of Target Attained	Percentage of Target Award Earned
110% and above [MAXIMUM]	200%
109%	190%
108%	180%
107%	170%
106%	160%
105%	150%
104%	140%
103%	130%
102%	120%
101%	110%
100% [TARGET]	100%
99%	90%
98%	80%
97%	70%
96%	60%
95%	50%
94%	40%
93%	30%
92%	20%
91% [THRESHOLD]	10%
90% and below	0%

D.            Vesting and Reservation of Shares

The Compensation Committee of the Board of Directors shall make a determination as to the final number of shares of restricted stock subject to each Executive’s 2007 RSU Award and the final number of options to purchase shares of common stock subject to each Executive’s 2007 Option Award within the 60-day period immediately following December 31, 2007.  Upon the making of such determination, one third of the 2007 RSUs, if any, and 2007 Options, if any, granted to the Executive shall immediately vest with the remainder vesting in equal annual installments over a two-year period (with the second tranche vesting on January 1, 2009 and the third tranche vesting on January 1, 2010).

The Corporation shall reserve for issuance under the Plan that number of shares of common stock necessary to satisfy the Target 2007 Options and the Target 2007 RSUs granted to Executives hereunder.  If, on the date that the Compensation Committee of the Board of Directors makes its determination as to the final number of shares of restricted stock subject to each Executive’s 2007 RSU Award and the final number of options to purchase shares of common stock subject to each Executive’s 2007 Option Award, the Corporation does not have a sufficient number of shares available under the Plan to grant fully to each Executive his 2007 RSU Award and 2007 Option Award, then, at the election of the Compensation Committee of the Board of Directors, the Corporation shall either:  (1) upon obtaining approval from the shareholders of the Corporation of an increase in the number of shares authorized for issuance under the Plan, immediately grant to Executive those shares of restricted stock and options due Executive under this LTIP that were not granted because of the lack of shares available under the Plan; or (2) pay the Executive, in cash, an amount equal to the then-present value of those shares of restricted stock and options due but not granted in respect of the 2007 RSU Award and 2007 Option Award because of lack of shares available under the Plan.  In the case of subsection (2), the amount of cash payable to Executive shall be calculated as follows:  (a) the amount of restricted stock not issued in the 2007 RSU Award multiplied by the closing price of the Corporation’s common shares on the New York Stock Exchange on the date that the Compensation Committee of the Board of Directors makes its determination as to the final number of shares of restricted stock subject to each Executive’s 2007 RSU Award and the final number of options to purchase shares of common stock subject to each Executive’s 2007 Option Award (the “Determination Date), plus (b) the amount of stock options not issued in the 2007 Option Award multiplied by the fair value of the stock options as of the grant date as determined in accordance with FFAS No. 123R.

E.             Conditions

Unless the Executive has an agreement with the Corporation or any of its subsidiaries which provides otherwise, if an Executive was not employed by the Corporation or any of its subsidiaries for all of calendar year 2007, then the 2007 RSU Award and the 2007 Option Award for such Executive shall be pro-rated to reflect his actual period of employment with the Corporation or any of its subsidiaries during the year.